Exhibit 99.1

Carlyle Reports Second Quarter 2022 Financial Results

New York and Washington, July 28, 2022 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the second quarter ended June 30, 2022. The full detailed presentation of Carlyle's second quarter 2022 results can be viewed here.

Carlyle CEO Kewsong Lee said, “Carlyle delivered strong results for the second quarter as we continued to drive growth and diversify the earnings power of our business. We have deliberately built Carlyle into a more resilient firm that is set up to adapt and manage through all types of market conditions. Carlyle is a different firm today and we are better positioned than ever before as we drive forward from a position of strength.”

U.S. GAAP results for Q2 2022 included income (loss) before provision for income taxes of $0.3 billion and net income (loss) per common share of $0.67 on a diluted basis. Total balance sheet assets were $21 billion as of June 30, 2022.
Dividend
The Board of Directors has declared a quarterly dividend of $0.325 per common share to holders of record at the close of business on August 9, 2022, payable on August 16, 2022.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Thursday, July 28, 2022, to announce its second quarter 2022 financial results. The conference call will be available via public webcast from the Events & Presentations section of ir.carlyle.com and a replay will also be available on our website soon after the call’s completion.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $376 billion of assets under management as of June 30, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 1,900 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 10, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Kristen Greco
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4763
daniel.harris@carlyle.com	leigh.farris@carlyle.com		kristen.greco@carlyle.com

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